                                                                    EXHIBIT 10.7
                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT, dated as of ____________, 1997, is made and entered into by and between DepoMed, Inc., a California corporation (the "Company") and John W. Shell, an individual ("Employee").

                                R E C I T A L S:
                                ---------------

     WHEREAS, the Company, desires to employ Employee and Employee desires to perform the duties and obligations hereinafter described for a period commencing on the date of this Agreement (the "Effective Date") and ending on the second anniversary of the Effective Date, upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein, the Company and Employee agree as follows:

     1.   Employment.  The Company hereby agrees to employ Employee, and
          ----------
Employee agrees to serve the Company in the capacity of Chairman and Chief Scientific Officer, subject to the terms and conditions of this Agreement. Employee shall, during the term of this Agreement, in good faith perform his duties as Chairman and Chief Scientific Officer and shall implement the policies of the Company.

     2.   Employment Term.   Employment of Employee shall commence on the
          ---------------
Effective Date and shall continue until two years from the Effective Date, unless terminated pursuant to Section 6 below.

     3.   Compensation and Benefits.  From and after the Effective Date and so
          -------------------------
long as Employee is employed by the Company, Employee shall be entitled to the following compensation and benefits:

          (a) Salary.  Employee shall receive an annual salary of $185,000 to be
              ------
paid in periodic installments, in accordance with the Company's standard payroll practice.

          (b) Vacation. Employee shall receive vacation in accordance with
              --------
Company's standard vacation policy for employees; provided, however, in no event shall the Employee receive less than three weeks of vacation per year.

          (c) Benefits.  Employee shall receive health insurance and dental
              --------
insurance equivalent to those benefits accorded the Company's other employees. Employee shall receive reimbursement for business-related expenses in accordance with the Company's policies, and shall have the right to contribute to any 401(k) plan or other similar plan established by the Company, on the same terms as the Company's other employees.

     4.  Duties.  Employee shall (i) faithfully devote full-time attention,
         ------
skill and ability to discharge the duties assigned to him by the Board of Director, (ii) use best efforts to promote and protect the interests of the Company, (iii) comply with all reasonable and lawful instructions that the Board of Directors give from time to time, and (iv) provide information and assistance as requested by the Board of Directors. During the term of this Agreement, Employee shall not engage in any work, enterprise or activity which is not in the best interests of the Company, or contrary to, or detracting from, the due performance of the business of the Company or the discharge of Employee's duties to the Company.

     5.   Non-Competition and Confidentiality.
          -----------------------------------

          (a) Non-Competition.   Employee agrees that during the term of his
              ---------------
employment by the Company, he shall not carry on any business that is directly or indirectly competitive with or similar to the business conducted by the Company. For purposes of this Agreement, each of the following activities, without limitation, shall be deemed to constitute carrying on a business: to own or control an interest, directly or indirectly, in any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, company or corporation, or act as a director, officer, agent, employee, consultant, partner or stockholder of a business; provided, however, that Employee shall not be prohibited from (i) owning less than 5% of the equity securities of an entity, (ii) serving as a director of an entity, where Employee served in such capacity as of the Effective Date; or (iii) engaging in advising or consulting activities approved by the Company's Board of Directors.

          (b)  Confidentiality.
               ---------------

               (i) Definition of Confidential Information.  As used herein, the
                   --------------------------------------
term "Confidential Information" shall mean all information Employee acquired from any source in the course of his employment by the Company if (A) such information is not either in the public domain or part of Employee's general knowledge learned apart from his work for the Company and (B) Employee has reason to believe that such information is confidential information of the Company (or an affiliate of the Company). Information shall be "Confidential Information" even if no legal protection has been obtained or sought for such information under federal, state or foreign laws and whether or not Employee has been specifically notified that such information is "Confidential Information." "Confidential Information" includes, by way of example and without limitation, the operation methods of the Company (and affiliates of the Company), customer lists and arrangements with licensees.

               (ii) Use of Confidential Information.  Without limiting or
                    -------------------------------
otherwise affecting Employee's obligations under

Section 5(a) of this Agreement, Employee agrees not to disclose, communicate or use to the detriment of the Company or for the benefit of any other person (including himself), or misuse in any way any Confidential Information. Employee acknowledges and agrees that all Confidential Information received heretofore or to be received hereafter by him from the Company (or an affiliate of the Company) was or will be received by him in confidence and as a fiduciary of the Company. The obligation not to disclose, communicate, use or misuse Confidential Information shall continue indefinitely after the termination, if any, of this Agreement.

     6.   Termination.  Employee or the Company may terminate this Agreement at
          -----------
any time upon 90 days written notice to the other party.

     7.   General Provisions.
          ------------------

          (a) Waiver.  Failure of either party to enforce any of the provisions
              ------
of this Agreement, or any rights with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections, or in any way affect the validity of this Agreement. The failure of either party to enforce any of said provisions, rights or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

          (b) No Assignment.  The rights and duties of Employee under this
              -------------
Agreement shall not be subject to alienation, assignment or transfer, whether voluntary or involuntary.

          (c) Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:


          If to Company:      DepoMed, Inc.
                              1170 B Chess Drive
                              Foster City, California 94404
                              ATTENTION:  President

          If to Employee:     John W. Shell
                              952 Tournament Drive
                              Hillsborough, California 94010


          (d) Supersedes Prior Agreements.  This Agreement supersedes all prior
              ---------------------------
employment agreements, understandings, oral or written, between Employee and the Company (or any affiliate of the Company).

          (e) Captions.  The captions used in this Agreement are intended solely
              --------
for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

          (f) Construction.  The language used in this Agreement will be deemed
              ------------
to be the language chosen by each of the parties hereto to express their mutual intent, and no rule of strict construction, including the rule that ambiguities are to be resolved against the drafting party, shall be applied against either party.

          (g) Severability.  If any term of this Agreement or any application
              ------------
thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms contained herein and any other application of said terms shall not in any way be affected or impaired thereby.

          (h) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to contracts entered into by residents of California and to be performed wholly within the State of California.

          (i) No Third Party Beneficiaries.  This Agreement shall not confer any
              ----------------------------
rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          (j) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the parties pertaining to the subject matter hereof, and no changes in, additions to, or modifications of this Agreement shall be valid unless set forth in writing and signed by each of the parties.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

COMPANY:                      DEPOMED, INC.


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------


EMPLOYEE:                     ------------------------------------------
                              John W. Shell